UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   August 15, 2013

BOISE CASCADE COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300

Boise, Idaho 83702-5389

(Address of principal executive offices) (Zip Code)

(208) 384-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

New Notes

On August 15, 2013, Boise Cascade Company, a Delaware corporation (the “Company”), completed the previously announced sale of an additional $50.0 million aggregate principal amount of its 6 3/8% senior notes due 2020 (the “New Notes”) at an issue price of 103.5% of the principal amount of the New Notes, plus accrued interest from May 1, 2013.  The New Notes were sold to the initial purchasers thereof for resale to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

The New Notes were issued as additional notes under the indenture, dated as of October 22, 2012, under which the Company and Boise Cascade Finance Corporation, which has subsequently merged with and into the Company (“Boise Finance”), issued $250.0 million aggregate principal amount of 6 3/8% senior notes due 2020 (the “Original Notes”).  The New Notes and the Original Notes have identical terms and, once the New Notes have been exchanged for notes registered under the Securities Act, will trade fungibly.  The Indenture and the forms of New Note and guarantee, which are attached as exhibits hereto or incorporated by reference herein, provide, among other things, that the New Notes are senior unsecured obligations of the Company and the guarantors.   Interest is payable on the New Notes on May 1 and November  1 of each year, beginning on November 1, 2013, until their maturity date of November 1, 2020.

A copy of the press release announcing the closing of the offering of the New Notes is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Indenture

The terms of the New Notes are governed by the indenture, dated as of October 22, 2012 (as amended or supplemented, the “Indenture”), among the Company, Boise Finance, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”).  The New Notes and the Original Notes constitute a single series of notes under the Indenture.

The Company may redeem the New Notes, in whole or in part, at any time prior to November 1, 2015 at a redemption price equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest to the redemption date, plus the applicable “make-whole” premium, as described in the Indenture. The Company may redeem the New Notes, in whole or in part, at any time on or after November 1, 2015 at a redemption price equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest to the redemption date, plus a premium declining over time as set forth in the Indenture. In addition, at any time prior to November 1, 2015, the Company may redeem up to 35% of the aggregate principal amount of the New Notes with the proceeds of certain equity offerings, as described in the Indenture, at a redemption price equal to 106.375% of the principal amount of the notes, plus accrued and unpaid interest to the redemption date.  At any time prior to May 1, 2014, the Company may redeem all of the notes upon the occurrence of a change of control at a redemption price equal to 109% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the redemption date.  If the Company experiences certain change of control events, holders of the New Notes may require the Company to repurchase all or part of their notes at 101% of the principal amount of the notes, plus accrued and unpaid interest to the repurchase date.

As previously disclosed, the terms of the Indenture, among other things, limit the ability of the Company and certain of its subsidiaries to: incur additional debt; declare or pay dividends; redeem stock or make other distributions to stockholders; make investments; create liens on assets; consolidate, merge or transfer all of substantially all of its assets; enter into transactions with affiliates and sell or transfer certain assets.

The Indenture also provides for customary events of default, subject in certain cases to customary grace and cure periods and notification requirements.  Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare the principal of and accrued but unpaid interest on all notes to be due and payable.

The description of the New Notes and the related guarantee contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, which is incorporated herein by reference, and to the complete text of the form of New Notes and the form of guarantee, which are filed herewith as Exhibits 4.2 and 4.3, respectively, and are incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the New Notes, the Company, the guarantors of the New Notes and the initial purchasers of the New Notes entered into a registration rights agreement dated August 15, 2013 (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company and the guarantors have agreed to use commercially reasonable efforts to file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”), have such registration statement declared effective by the SEC and complete an offer to exchange the New Notes for substantially identical notes registered under the Securities Act (the “Exchange Offer”) by December 31, 2013, and in certain limited circumstances, to file a shelf registration statement. If the Company and the guarantors breach certain of their obligations under the Registration Rights Agreement (including any obligations related to the requirement to complete the Exchange Offer), the interest rate for the New Notes will increase by 0.25% per annum so long as the registration default continues, increasing by an additional 0.25% per annum if such default continues for any subsequent 90-day period, up to a maximum of 1.0% per annum.

The description of the Registration Rights Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.4 and is incorporated herein by reference.

Amendment to Senior Secured Asset-Based Revolving Credit Facility

On August 15, 2013, the Company and its principal operating subsidiaries, Boise Cascade Wood Products, L.L.C., and Boise Cascade Building Materials Distribution, L.L.C., as borrowers, and Boise Cascade Wood Products Holdings Corp., as guarantor, entered into the Fifth Amendment to Credit Agreement (the “Amendment”) with Wells Fargo Capital Finance, LLC, as administrative agent, and the lenders from time to time party thereto, originally dated July 13, 2011 and amended on September 7, 2012, December 20, 2012, May 15, 2013 and July 19, 2013. The Amendment increases the aggregate revolving commitments from $300.0 million to $350.0 million and extends the maturity date to July 31, 2018.  The Amendment provides for additional flexibility under certain covenants by reducing the threshold availability of the revolving commitments required in order to, among other things, make certain restricted payments and investments. The Amendment also reduces the applicable margins for calculating the interest rates payable under the revolving credit facility.  The applicable margins previously ranged from 0.75% to 1.25% for base rate loans, depending on the amount of Average Excess Availability (as defined in the revolving credit facility), and were decreased to 0.50% to 1.00%.  For LIBOR rate loans, the applicable margins previously ranged from 1.75% to 2.25%, depending on the amount of Average Excess Availability, and were decreased to 1.50% to 2.00%.

The foregoing summary of the Amendment is qualified in its entirety to the complete text of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description of Exhibit

4.1

Indenture, dated as of October 22, 2012, by and among Boise Cascade Company, Boise Cascade Finance Corporation, the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Boise Cascade Holdings, L.L.C.’s Current Report on Form 8-K filed on October 23, 2012).

4.2	Form of 6 3/8% Senior Note due 2020 with respect to the New Notes.

4.3	Form of 6 3/8% Senior Note Guarantee with respect to the New Notes.

4.4	Registration Rights Agreement, dated as of August 15, 2013, by and among Boise Cascade Company, the guarantors party thereto and the initial purchasers named therein.

10.1

Fifth Amendment to Credit Agreement, dated as of August 15, 2013, by and among the lenders party thereto, Wells Fargo Capital Finance, LLC, as administrative agent, Boise Cascade Company and the other borrowers and guarantors party thereto.

99.1	Press Release, dated August 15, 2013, issued by Boise Cascade Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg
Senior Vice President, Human Resources and General Counsel
Date: August 16, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1

Indenture, dated as of October 22, 2012, by and among Boise Cascade Company, Boise Cascade Finance Corporation, the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Boise Cascade Holdings, L.L.C.’s Current Report on Form 8-K filed on October 23, 2012).

4.2	Form of 6 3/8% Senior Note due 2020 with respect to the New Notes.

4.3	Form of 6 3/8% Senior Note Guarantee with respect to the New Notes.

4.4	Registration Rights Agreement, dated as of August 15, 2013, by and among Boise Cascade Company, the guarantors party thereto and the initial purchasers named therein.

10.1

Fifth Amendment to Credit Agreement, dated as of August 15, 2013, by and among the lenders party thereto, Wells Fargo Capital Finance, LLC, as administrative agent, Boise Cascade Company and the other borrowers and guarantors party thereto.

99.1	Press Release, dated August 15, 2013, issued by Boise Cascade Company.